UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2017 (March 3, 2017)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Greenbacker Renewable Energy Company LLC Acquires an $8.0 Million Solar Portfolio from One Roof Energy Inc. and certain direct and indirect subsidiaries

Greenbacker Renewable Energy Company LLC announced today that, through a wholly-owned subsidiary, the company signed a purchase and sale agreement on March 3, 2017 to purchase an additional 747 residential photovoltaic solar systems, with aggregate generating capacity of 6.219 MW DC, from One Roof Energy Inc. (“ORE”) and certain direct and indirect subsidiaries for $8,000,000. The portfolio of systems, located in Hawaii, Massachusetts, New Jersey, Arizona, California, New York, Connecticut, and Maryland, is a mix of systems with power purchase agreements and operating lease systems that had original agreement terms of 20 years. The weighted average remaining life of these systems at time of purchase was approximately 18.0 years. The closing of the transaction is anticipated to occur in several tranches, subject to the satisfaction of various customary conditions precedent, including applicable TSX Venture Exchange approval of the sales by ORE as well as approval by the shareholders of ORE at a duly called shareholder meeting scheduled to be held in April 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2017	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director